Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Shoals Technologies Group, Inc.

Portland, Tennessee

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated November 12, 2020, relating to the financial statement of Shoals Technologies Group, Inc. which is included in the Registration Statement on Form S-1 (333-251830), as amended.

We also consent to the reference to us under the caption “Experts” in such Registration Statement.

/s/ BDO USA, LLP

Austin, Texas

January 29, 2021